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                                                                   EXHIBIT 10.10


                               MID OCEAN LIMITED
                       STOCK & DEFERRED COMPENSATION PLAN
                           FOR NONEMPLOYEE DIRECTORS

          SECTION 1.    Introduction.
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          The Mid Ocean Limited Stock & Deferred Compensation Plan for
Nonemployee Directors (the "Plan") provides an opportunity for nonemployee directors of Mid Ocean Limited to defer their annual retainer fees and have them deemed invested in Shares. It also provides for the payment of annual retainer fees of Directors in the form of Shares. The Plan is intended to encourage qualified individuals to accept nominations as directors of Mid Ocean Limited and to strengthen the mutuality of interest between the nonemployee directors and Mid Ocean Limited's other shareholders.

          SECTION 2.    Definitions.
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          For purposes of the Plan, the following terms shall be defined as set forth below.

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (c) "Company" means Mid Ocean Limited, a corporation organized under the laws of the Cayman Islands, or any successor corporation.

          (d) "Director" means a member of the Board who is not employed by the Company or any of its subsidiaries.

          (e) "Fair Market Value" means, with respect to Shares on any day, the following:

               (i) if the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question on the stock exchange which is the primary market for the Shares, as such is officially quoted on such exchange, and if there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing
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     selling price on the exchange on the last preceding date for which such quotation exists; and

               (ii) if the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system, and if there is no reported closing selling price for Shares on such date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (f) "Plan" means this Stock & Deferred Compensation Plan for Nonemployee Directors.

          (g) "Plan Benefits" means the benefits described in Sections 5 and 6 hereof.

          (h)  "Plan Year" means the calendar year.

          (i) "Shares" means Class A Ordinary Shares, $0.20 par value per share, of the Company.

          SECTION 3.    Administration.
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          The Plan shall be administered by the Board.  The Board shall have full authority to construe and interpret the Plan, and any action of the Board with respect to the Plan shall be final, conclusive, and binding on all persons.

           SECTION 4.    Annual Retainer Paid In Shares.
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          After the Effective Date of this Plan, each Director's annual retainer fee shall, subject to any deferral election made pursuant to Section 5 below, be paid in the form of Shares on a quarterly basis, in arrears. The number of Shares paid on each quarterly payment date shall be the number of Shares having an aggregate Fair Market Value (on the payment date) equal to one fourth of the Director's annual retainer fee. Fractional Share certificates will not be issued, and cash will be paid in lieu of fractional Shares at the time of termination of the Director's service on the Board. Shares distributed shall be vested in full on the payment date.
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          SECTION 5.    Share Unit Accounts.
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          The Company shall maintain a Share unit account (an "Account") for each Director. Share units will be credited to each such Account as follows:

          (a) Each Director may make an irrevocable election on or before the December 31 immediately preceding the beginning of a Plan Year by written notice to the Company, to defer payment of all of the compensation otherwise payable as his or her annual retainer fee for service as a Director for the Plan Year. Notwithstanding the foregoing, a Director may make such an election within 70 days after first becoming eligible to participate in the Plan, with respect to compensation payable after the effective date of the election. All compensation which a Director elects to defer pursuant to this Section 5(a) shall be credited in the form of Share units to the Director's Account. The number of units (including fractional units) so credited will be equal to the number of Shares (including fractional Shares) having an aggregate Fair Market Value (on the date the compensation would otherwise have been paid) equal to the amount by which the Director's compensation was reduced pursuant to the deferral election. Deferrals of compensation hereunder shall continue until the Director notifies the Company in writing, on or prior to the December 31 immediately preceding the commencement of any Plan Year, that the Director wishes his or her compensation for such Plan Year and succeeding periods to be paid on a current basis.


          (b) As of each date on which a cash dividend is paid on Shares, there shall be credited to each Account that number of Share units (including fractional units) determined by (i) multiplying the amount of such dividend (per share) by the number of Share units in such Account; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director's Account pursuant to this Section 5(b) shall continue until the Director's Plan Benefit is fully paid.
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          SECTION 6. Plan Benefits.
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          (a)  Form.  The Plan Benefit of a Director shall consist of Shares
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equal in number to the Share units in the Director's Account. Any fractional
Share unit shall be paid in cash.

           (b)  Distribution.
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                (i)  The Plan Benefit of a Director shall be distributed in a lump sum at the time of termination of the Director's service on the Board.

                 (ii) In the case of the death of a Director, the Director's Plan Benefit shall be distributed, within a reasonable time as determined by the Company, after the Director's death to the Director's beneficiary or beneficiaries, as specified by the Director on a form furnished by and filed with the Secretary of the Company. If no beneficiary has been designated by the Director or if no beneficiary survives the Director, the undistributed balance of his or her Plan Benefit shall be distributed to the Director's surviving spouse as beneficiary if such spouse is still living or, if not living, in equal shares to the then living children of the Director as beneficiaries or, if none, to the Director's estate as beneficiary.

          SECTION 7.    General.
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          (a)  Nontransferability.  Except as provided in Section 6(b)(ii), no
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payment of any Plan Benefit of a Director shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily or involuntarily or by operation of law. Any act in violation of this subsection shall be void.

          (b)  Compliance with Legal and Trading Requirements.  The Plan shall
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be subject to all applicable laws, rules and regulations, including, but not limited to, federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

          (c)  Taxes.  The Company is authorized to withhold from any payment
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made under this Plan any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Director to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto.
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          (d)  Amendment.  The Board may amend, alter, suspend, discontinue, or
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terminate the Plan without the consent of shareholders of the Company or individual Directors; provided, however, that, without the consent of an affected Director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Director hereunder.

          (e)  Unfunded Status of Awards.  This Plan (other than Section 4
               -------------------------
hereof) is intended to constitute an "unfunded" plan of deferred compensation. With respect to any payments not yet made to a Director, nothing contained in the Plan shall give any such Director any rights that are greater than those of a general creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Company otherwise determines with the consent of each affected Director.

          (f)  Nonexclusivity of the Plan.  The adoption of the Plan by the
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Board shall not be construed as creating any limitations on the power of the
Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of options on Shares and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (g)  Adjustments.  In the event that subsequent to the Effective Date
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any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors' Share units, there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed or for which each such Share shall be exchanged. The substituted units shall be subject to the same terms and conditions as the original Share units.

          (h)  No Right to Remain on the Board.  Neither the Plan nor the
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crediting of Share units under the Plan shall be deemed to give any individual a right to remain a director of the Company or create any obligation on the part of the Board to nominate any Director for reelection by the shareholders of the Company.
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          (i)  Governing Law.  The validity, construction, and effect of the
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Plan shall be determined in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

          (j)  Effective Date.  The Plan shall become effective as of January 1,
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1997 (the "Effective Date").

          (k)  Titles and Headings.  The titles and headings of the Sections in
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the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.